Exhibit 10.2

RENEWAL AGREEMENT
THIS RENEWAL AGREEMENT, dated as of April 28, 2018 (the “Agreement”), is entered into between Resource Apartment REIT III, Inc., a Maryland corporation (the “Company”), and Resource REIT Advisor, LLC (formerly known as Resource Apartment Advisor III, LLC), a Delaware limited liability company (the “Advisor”).
WHEREAS, the Company and the Advisor are currently parties to the Advisory Agreement, dated as of April 28, 2016, as amended, which agreement had an initial one-year term, subject to an unlimited number of successive one-year renewals (the “Advisory Agreement”);
WHEREAS, the Company and the Advisor renewed the Advisory Agreement for an additional year on April 28, 2017;
WHEREAS, the Company desires to continue to avail itself of the knowledge, experience, sources of information, advice, assistance and certain facilities available to the Advisor and to have the Advisor undertake the duties and responsibilities set forth in the Advisory Agreement, on behalf of, and subject to the supervision of, the board of directors of the Company (the “Board”); and
WHEREAS, the Advisor is willing to continue to undertake to render such services, subject to the supervision of the Board.
NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and agreements contained herein, the parties hereto agree as follows:
1. Term. In accordance with the provisions of Section 13.01 of the Advisory Agreement, the term of the Advisory Agreement is hereby renewed for an additional one-year term, and notwithstanding the language in Section 13.01 of the Advisory Agreement is acknowledged and agreed by the parties to be a one-year term commencing April 28, 2018 and ending April 27, 2019.
2. Ratification; Effect on Advisory Agreement. The Advisory Agreement shall remain in full force and effect and is hereby confirmed in all respects. On and after the date hereof, each reference in the Advisory Agreement to “this Agreement,” “herein,” “hereof,” or words of similar import will mean and be a reference to the Advisory Agreement as renewed hereby.
3. Modification. This Agreement shall not be changed, modified, terminated, or discharged, in whole or in part, except by an instrument in writing signed by both parties hereto, or their respective successors or assignees.
4. Construction; Consent to Jurisdiction. This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania, without regard to principles of conflicts of laws. Any suit involving any dispute or matter arising under this Agreement may only be brought in the federal or state courts located in the Commonwealth of Pennsylvania. Each of the parties hereto consents to the exercise of personal jurisdiction by such courts with respect to all such proceedings. EACH OF THE PARTIES HERETO HEREBY KNOWINGLY AND VOLUNTARILY WAIVES ANY AND ALL RIGHTS TO A JURY TRIAL, TO THE FULLEST EXTENT THAT ANY SUCH RIGHT SHALL NOW OR HEREAFTER EXIST, IN ANY PROCEEDING, CLAIM, COUNTER-CLAIM OR OTHER ACTION INVOLVING ANY DISPUTE OR MATTER ARISING UNDER THIS AGREEMENT.

5. Execution in Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original as against any party whose signature appears thereon, and all of which shall together constitute one and the same instrument. This Agreement shall become binding when the counterparts hereof, taken together, bear the signatures of all of the parties reflected hereon as the signatories.
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IN WITNESS WHEREOF, the parties hereto have executed this Renewal Agreement as of the date and year first above written.

RESOURCE APARTMENT REIT III, INC.
By:	/s/ Alan F. Feldman
Alan F. Feldman, Chief Executive Officer

RESOURCE REIT ADVISOR, LLC
By:	/s/ Alan F. Feldman
Alan F. Feldman, Chief Executive Officer